                                                                  EXECUTION COPY

                                                                     EXHIBIT 4.1
 ===============================================================================



                          ---------------------------


                       ALLBRITTON COMMUNICATIONS COMPANY



                             SERIES A AND SERIES B



             8 7/8% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2008


                          --------------------------


                                   INDENTURE


                         Dated as of January 22, 1998



                      STATE STREET BANK AND TRUST COMPANY

                             --------------------

                                    Trustee


===============================================================================

                             CROSS-REFERENCE TABLE*


Trust Indenture
Act Section                                                     Indenture Section
 310 (a)(1)......................................................            7.10
     (a)(2)......................................................            7.10
     (a)(3)......................................................            N.A.
     (a)(4)......................................................            N.A.
     (a)(5)......................................................            7.10.
     (b).........................................................            7.10.
     (c).........................................................            N.A.
 311 (a).........................................................            7.11
     (b).........................................................            7.11
     (c).........................................................            N.A.
 312 (a).........................................................            2.05
     (b).........................................................           11.03
     (c).........................................................           11.03
 313 (a).........................................................            7.06
     (b)(1)......................................................           10.03
     (b)(2)......................................................       7.06;7.07
     (c).........................................................      7.06;11.02
     (d).........................................................            7.06
 314 (a).........................................................      4.03;11.02
     (b).........................................................            N.A.
     (c)(1)......................................................           11.04
     (c)(2)......................................................           11.04
     (d).........................................................            N.A.
     (e).........................................................            N.A.
     (f).........................................................           11.05
 315 (a).........................................................            N.A.
     (b).........................................................            7.01
     (c).........................................................     7.05; 11.02
     (d).........................................................            7.01
     (e).........................................................            7.01
 316 (a) (last sentence).........................................            6.11
     (a)(1)(A)...................................................            2.09
     (ac)(1)(B)..................................................            6.05
     (a)(2)......................................................            6.04
     (b).........................................................            6.04
     (c).........................................................            N.A.
     (d).........................................................            6.07
     (33e).......................................................            2.12
 317 (a)(1)......................................................            6.08
     (a)(2)......................................................            6.09
     (b).........................................................            2.04
318  (a).........................................................           11.01
     (b).........................................................            N.A.
     (c).........................................................           11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE
SECTION 1.01.  DEFINITIONS..................................................   1
SECTION 1.02.  OTHER DEFINITIONS............................................  13
SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT............  14
SECTION 1.04.  RULES OF CONSTRUCTION........................................  14


                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01.  FORM AND DATING..............................................  15
SECTION 2.02.  EXECUTION AND AUTHENTICATION.................................  16
SECTION 2.03.  REGISTRAR AND PAYING AGENT...................................  16
SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST..........................  17
SECTION 2.05.  HOLDER LISTS.................................................  17
SECTION 2.06.  TRANSFER AND EXCHANGE........................................  17
SECTION 2.07.  REPLACEMENT NOTES............................................  26
SECTION 2.08.  OUTSTANDING NOTES............................................  26
SECTION 2.09.  TREASURY NOTES...............................................  26
SECTION 2.10.  TEMPORARY NOTES..............................................  27
SECTION 2.11.  CANCELLATION.................................................  27
SECTION 2.12.  RECORD DATE..................................................  27
SECTION 2.13.  DEFAULTED INTEREST...........................................  27


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT


SECTION 3.01.  NOTICES TO TRUSTEE...........................................  28
SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED............................  28
SECTION 3.03.  NOTICE OF REDEMPTION.........................................  29
SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION...............................  30
SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE..................................  30
SECTION 3.06.  NOTES REDEEMED IN PART.......................................  30
SECTION 3.07.  OPTIONAL REDEMPTION..........................................  30
SECTION 3.08.  MANDATORY REDEMPTION.........................................  31
SECTION 3.09.  [INTENTIONALLY OMITTED]......................................  32
SECTION 3.10.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS..........  32

                                                                              Page

                                   ARTICLE 4
                                   COVENANTS
SECTION 4.01.  PAYMENT OF NOTES.............................................  34
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY..............................  34
SECTION 4.03.  REPORTS......................................................  35
SECTION 4.04.  COMPLIANCE CERTIFICATE.......................................  35
SECTION 4.05.  TAXES........................................................  36
SECTION 4.06.  STAY, EXTENSION AND USURY LAWS...............................  36
SECTION 4.07.  RESTRICTED PAYMENTS..........................................  37
SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES...........................................................  38
SECTION 4.09.  INCURRENCE OF DEBT AND ISSUANCE OF PREFERRED STOCK...........  38
SECTION 4.10.  ASSET SALES..................................................  40
SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.................................  41
SECTION 4.12.  LIENS SECURING SUBORDINATED DEBT.............................  42
SECTION 4.13.  OTHER SUBORDINATED DEBT......................................  42
SECTION 4.14.  CORPORATE EXISTENCE..........................................  42
SECTION 4.15.  CHANGE OF CONTROL............................................  43

                                   ARTICLE 5
                                  SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS......................  44
SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED............................  45

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF  DEFAULT...........................................  45
SECTION 6.02.  ACCELERATION.................................................  47
SECTION 6.03.  OTHER REMEDIES...............................................  48
SECTION 6.04.  WAIVER OF PAST DEFAULTS......................................  49
SECTION 6.05.  CONTROL BY MAJORITY..........................................  49
SECTION 6.06.  LIMITATION ON SUITS..........................................  49
SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT................  50
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE...................................  50
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.............................  50
SECTION 6.10.  PRIORITIES...................................................  51


                                                                              Page
SECTION 6.11.  UNDERTAKING FOR COSTS........................................  51

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE............................................. 52
SECTION 7.02.  RIGHTS OF TRUSTEE............................................. 53
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.................................. 53
SECTION 7.04.  TRUSTEE'S DISCLAIMER.......................................... 54
SECTION 7.05.  NOTICE OF DEFAULT............................................. 54
SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.................... 54
SECTION 7.07.  COMPENSATION AND INDEMNITY.................................... 54
SECTION 7.08.  REPLACEMENT OF TRUSTEE........................................ 55
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.............................. 57
SECTION 7.10.  ELIGIBILITY, DISQUALIFICATION................................. 57
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY......... 57

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...... 57
SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE................................ 57
SECTION 8.03.  COVENANT DEFEASANCE........................................... 58
SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.................... 58
SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                                 OTHER MISCELLANEOUS PROVISIONS.............. 60
SECTION 8.06.  REPAYMENT TO THE COMPANY...................................... 61
SECTION 8.07.  REINSTATEMENT................................................. 61


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.................................... 61
SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.............................. 62
SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT........................... 64
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS............................. 64
SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.............................. 64
SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC............................... 64

                                                                              Page

                                  ARTICLE 10
                                 SUBORDINATION
Section 10.01.  Agreement to Subordinate..................................... 65
Section 10.02.  Certain Definitions.......................................... 65
Section 10.03.  Liquidation; Dissolution; Bankruptcy......................... 66
Section 10.04.  Default on Designated Senior Debt............................ 66
Section 10.05.  Acceleration of Notes........................................ 67
Section 10.06.  When Distribution Must Be Paid Over.......................... 67
Section 10.07.  Notice by Company............................................ 68
Section 10.08.  Subrogation.................................................. 68
Section 10.09.  Relative Rights.............................................. 68
Section 10.10.  Subordination May Not Be Impaired by Company................. 69
Section 10.11.  Distribution or Notice to Representative..................... 69
Section 10.12.  Rights of Trustee and Paying Agent........................... 69
Section 10.13.  Authorization to Effect Subordination........................ 69
Section 10.14.  Amendments................................................... 70


                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS................................. 70
SECTION 11.02.  NOTICES...................................................... 70
SECTION 11.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
     NOTES................................................................... 72
SECTION 11.04.  CERTIFICATE OF OPINION AS TO CONDITIONS PRECEDENT............ 72
SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION................ 72
SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.................................. 73
SECTION 11.07.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
    AND
    STOCKHOLDERS............................................................. 73
SECTION 11.08.  GOVERNING LAW................................................ 73
SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS................ 73
SECTION 11.10.  SUCCESSORS................................................... 73
SECTION 11.11.  SEVERABILITY................................................. 73
SECTION 11.12.  COUNTERPART ORIGINALS........................................ 73
SECTION 11.13.  TABLE OF CONTENTS, HEADINGS, ETC............................. 74

                                   EXHIBITS

Exhibit A  FORM OF NOTE

                                                                            Page

  Exhibit B  CERTIFICATE OF TRANSFEROR
  Exhibit C  FORM OF CERTIFICATE
  Exhibit D  FORM OF INTERCOMPANY NOTE

          INDENTURE dated as of January 22, 1998 between ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the "Company" or "ACC"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 87/8% Series A Senior Subordinated Notes due February 1, 2008 (the "Series A Notes") and the 87/8% Series B Senior Subordinated Notes due February 1, 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.  DEFINITIONS.

          "ACC" means Allbritton Communications Company, a Delaware corporation.

          "ACC Common Stock" means the common stock of ACC, par value $.05 per share.

          "Acquired Debt" of any specified Person means Debt of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary of such specified Person.

          "Affiliate" means a Person (a) that directly or indirectly through one or more intermediates controls, is controlled by or is under direct or indirect common control with ACC or any Restricted Subsidiary, (b) that directly or indirectly through one or more intermediaries beneficially owns or holds 5% or more of any class of voting stock of ACC or any Restricted Subsidiary or (c) 5% or more of the voting stock (or in the case of a Person that is not a corporation, 5% or more of the Equity Interests) of which is beneficially owned or held by ACC or any Restricted Subsidiary. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of February 1, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Note minus (c) accrued and unpaid interest paid on the date of redemption.

          "Asset Sale" means (a) any sale, lease, conveyance or other disposition of assets by ACC or a Restricted Subsidiary (including by way of a sale and leaseback transaction other than a Capitalized Lease Obligation) and (b) any sale or issuance of Equity Interests of a Restricted Subsidiary, in each case, in one or more related transactions involving assets having a fair market value, or that result in aggregate proceeds, of $2.5 million or more; provided, however, that (i) Permitted Asset Swaps and (ii) sales of obsolete equipment in the ordinary course of business shall not be deemed to be Asset Sales.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of ACC, or any authorized committee thereof.

          "Broadcast Related Business" means any business, the majority of whose revenues are derived from, or whose assets are used or useful in, the broadcast of television or radio programming and any ancillary businesses relating thereto.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Facility" means that certain secured equipment lease financing credit facility dated as of August 10, 1994, between ACC and BancBoston Leasing, Inc.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common or preferred equity (however designated) of such Person, including, without limitation, partnership interests (whether general or limited) and membership interests, but excluding convertible debt securities.

          "Capitalized Lease Obligation" means, with respect to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

          "Cash Equivalents" means (a) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America; provided that in each case such obligations mature within one year from the date of acquisition thereof, (b) certificates of deposit maturing within one year from the date of creation thereof issued by (i) any U.S. national or state banking institution having capital, surplus and undivided profits aggregating at least $250,000,000 and rated at least A by Standard & Poor's Corporation and A by Moody's Investors Service, Inc. or (ii) Riggs Bank N.A., (c) commercial paper maturing within 270 days after the issuance thereof that has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc., (d) Riggs National Corporation Master Notes, each with a stated maturity the duration of which shall not exceed two years,
(e) Riggs Bank N.A. Eurodollar Deposits, each with a stated maturity the duration of which shall not exceed two years, (f) Riggs Bank N.A. Repurchase Agreements, each with a stated maturity the duration of which shall not exceed two years, (g) Riggs Bank N.A. Bankers Acceptances, each with a stated maturity the duration of which shall not exceed two years, (h) Riggs Bank N.A. Eurodollar Certificates of Deposit, each with a stated maturity the duration of which shall not exceed two years, (i) Riggs AP Bank Ltd. Certificates of Deposit, each with a stated maturity the duration of which shall not exceed two years and (j) Riggs AP Bank Ltd. Cash Eurodollar Deposits, each with a stated maturity the duration of which shall not exceed two years.

          "Change of Control" means (a) any transaction (including a merger or consolidation) the result of which is that any Person or Group (as defined in Rule 13d-5 of the Exchange Act) other than the Principals acquires, directly or indirectly, more than 50% of the total voting power of all classes of voting stock of ACC, (b) any transaction (including a merger or consolidation) the result of which is that any Person or Group (as defined in Rule 13d-5 of the Exchange Act) other than the Principals has a sufficient number of its or their nominees elected to the Board of Directors of ACC or any entity directly or indirectly controlling ACC such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of ACC or such entity, as the case may be, or (c) the sale of all or substantially all of the Capital Stock or assets of ACC to any Person or Group (as defined in Rule 13d-5 of the Exchange Act) other than to the Principals as an entirety or substantially as an entirety in one transaction or a series of related transactions or (d) the sale of the broadcasting property known as of the date of this Indenture as WJLA-TV.

          "Company" means Allbritton Communications Company, a Delaware corporation.

          "Consolidated Net Income" means, for any fiscal period, the consolidated net earnings or loss of ACC and its Restricted Subsidiaries as the same would appear on a consolidated statement of earnings of ACC for such fiscal period prepared in accordance with GAAP; provided that (a) any extraordinary gain (but not loss) and any gain (but not loss) on sales of assets outside the ordinary course of business, in each case together with any related provision for taxes, realized during such period shall be excluded, (b) the results of operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (c) net income attributable to any Person other than a Restricted Subsidiary of ACC shall be included only to the extent of the amount of cash dividends or distributions actually paid to ACC or a Restricted Subsidiary of ACC during such period.

          "Consolidated Net Worth" with respect to any Person means the equity of the common and preferred stockholders of such Person and its Subsidiaries (excluding any redeemable preferred stock and any cumulated foreign currency translation adjustment), as determined on a consolidated basis and in accordance with GAAP.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 of this Indenture or such other address as to which the Trustee gives notice to ACC.

          "Cumulative Operating Cash Flow" means, with respect to ACC and its Restricted Subsidiaries, as of any date of determination, Operating Cash Flow from June 30, 1992 to the end of ACC's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Cumulative Total Interest Expense" means, with respect to ACC and its Restricted Subsidiaries, as of any date of determination, Total Interest Expense from June 30, 1992 to the end of ACC's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

          "Debt" of any Person as of any date means and includes, without duplication, (a) all indebtedness of such Person, contingent or otherwise, in respect of borrowed money, including all interest, fees and expenses owed with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, (b) all Capitalized Lease Obligations of such Person, (c) all Obligations of such Person in respect of letters of credit or letter of credit reimbursement (whether or not such items would appear on the balance sheet of such Person), (d) all Obligations of such Person in respect of interest rate protection and foreign currency hedging arrangements and (e) all Guarantees by such Person of items that would constitute Debt under this definition (whether or not such items would appear on such balance sheet); provided, however, that the term Debt shall not include any Obligations of ACC and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Debt of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any contingent Obligations referred to in clause (e) above at such date. The Debt of ACC and its Restricted Subsidiaries shall not include any Obligations of Unrestricted Subsidiaries.

          "Debt to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Debt of ACC and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference of all outstanding preferred stock of the Restricted Subsidiaries of ACC as of such date on a consolidated basis (excluding any such preferred stock held by ACC or a Wholly Owned Restricted Subsidiary of ACC), plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of ACC (excluding any such Disqualified Stock held by ACC or a Wholly Owned Restricted Subsidiary of ACC) outstanding as of such date to (b) the Operating Cash Flow of ACC and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by ACC and its Restricted Subsidiaries from the beginning of such four quarter period through such date of determination as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

          "Default" means any event that is, or with the passing of time or the giving of notice or both would be, an Event of Default.

          "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, which do not include the information called for by
                   ---------
footnotes 1 and 2 thereof.

          "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture and, thereafter, "Depository" shall mean or include such successor.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

          "11 1/2% Debentures" means the $125.0 million in aggregate principal amount of 11 1/2% Senior Subordinated Debentures due August 15, 2004 of ACC outstanding on the date of this Indenture.

          "11 1/2% Indenture" means the indenture governing the 11 1/2% Debentures.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer that may be made by ACC pursuant to the Registration Rights Agreement to issue Series B Notes in exchange for Series A Notes.

          "fair market value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "FCC" means the Federal Communications Commission.

          "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, video-tape motion pictures, syndicated television programs or sports or other programming.

          "GAAP" means, as of any date, generally accepted accounting principles in the United States and not including any interpretations or regulations that have been proposed but that have not become effective.

          "Global Notes" means the U.S. Global Note and the Offshore Global Note, each such term as defined in Section 2.01.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

          "Holder" means a Person in whose name a Note is registered.

          "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

          "Issuance Date" means January 22, 1998.

          "Investments" of any Person means, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give a security interest).

          "Majority Owned Subsidiary" means a Restricted Subsidiary (a) the majority of the Equity Interests of which are owned, directly or indirectly, by ACC and (b) the remainder of the Equity Interests of which are owned by an RLA Trust.

          "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by ACC or any of its Restricted Subsidiaries in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of Permitted Asset Sale Consideration, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

          "9 3/4% Debentures" means the $275.0 million in the aggregate principal amount of 9 3/4% Senior Subordinated Debentures due November 30, 2007 of ACC outstanding on the date of this Indenture.

          "9 3/4% Indenture" means the indenture governing the 9 3/4%
Debentures.

          "Note Custodian" means the Trustee, as custodian for the Depository with respect to the Global Notes, or any successor entity thereto.

          "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of ACC by two Officers of ACC, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of ACC, that meets the requirements of Section 11.05 hereof.

          "Operating Cash Flow" means, with respect to ACC and its Restricted Subsidiaries for any period, the Consolidated Net Income of ACC and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside of the ordinary course of business to the extent that such losses were deducted in computing Consolidated Net Income, plus
(b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c) Total Interest Expense of ACC and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles). Notwithstanding the foregoing, in the case of (a) extraordinary net losses and net losses on sales of assets outside of the ordinary course of business, (b) provisions for taxes based on income or profits, (c) Total Interest Expense and (d) depreciation, amortization and other non-cash charges, in each case, of Restricted Subsidiaries of ACC that are not Wholly Owned Restricted Subsidiaries of ACC, only such portion of such items as corresponds to the percentage of the common equity of such Restricted Subsidiary that is owned, directly or indirectly, by ACC shall be added to the Consolidated Net Income of ACC and its Restricted Subsidiaries in determining Operating Cash Flow of ACC and its Restricted Subsidiaries.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section
11.05 hereof. Such counsel may be an employee of or counsel to ACC, any Subsidiary of ACC or the Trustee.

          "Pari Passu Debt" means Debt that ranks pari passu in right of payment with the Notes.

          "Permitted Asset Sale Consideration" means up to an aggregate of $50.0 million in fair market value of marketable, publicly traded equity or debt securities (other than Cash

Equivalents) received by ACC and its Restricted Subsidiaries in connection with all Asset Sales effected since the date of this Indenture. The fair market value of any Permitted Asset Sale Consideration shall be determined by ACC's Board of Directors and shall cease to be counted towards the aggregate limitations referred to above to the extent such consideration is reduced to cash or Cash Equivalents. In no event shall the amount of outstanding Permitted Asset Sale Consideration be reduced by the value of any security or other instrument that has been written off by ACC or any of its Restricted Subsidiaries.

          "Permitted Asset Swap" means a disposition by ACC or any Restricted Subsidiary of the broadcast operations of a television station (excluding WJLA) for like kind broadcast assets (or a controlling interest in the Capital Stock of a Person owning like kind broadcast assets); provided that (i) ACC's Board of Directors shall have approved such disposition and exchange and determined the fair market value of the assets subject to such transaction as evidenced by a board resolution set forth in an Officers' Certificate or such fair market value has been determined by a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby and (ii) after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, ACC would be permitted to incur $1.00 of additional Debt (other than Permitted Debt) under
Section 4.09 hereof.

          "Permitted Investments" means (a) any Investments in ACC or in a Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary, (b) loans up to an aggregate of $1.5 million outstanding at any one time to employees pursuant to benefits available to the employees of ACC or any Restricted Subsidiary from time to time in the ordinary course of business, (c) any Investments in the Notes, (d) any Investments in Cash Equivalents, (e) Investments by ACC or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, ACC or a Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary, (f) any Investment the sole consideration for the acquisition of which is ACC Common Stock, (g) any Investments in a Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary engaged in a Broadcast Related Business; provided that at the time of and after giving pro forma effect to such Investment as if the same had occurred at the beginning of the applicable four-quarter period, ACC would be permitted to incur $1.00 of additional Debt (other than Permitted Debt) under Section 4.09 hereof and (h) other Investments that do not exceed $10.0 million in the aggregate at any time outstanding (measured as of the date made, and without giving effect to subsequent changes in value).

          "Permitted Liens" means (a) Liens securing any Senior Debt permitted to be incurred under this Indenture, (b) Liens in favor of ACC, (c) Liens on property of a Person existing at the time such Person is merged or consolidated with ACC or any Restricted Subsidiary, (d) Liens on property existing at the time of acquisition thereof by ACC or any Restricted Subsidiary, (e) purchase money Liens incurred to secure all or any part of the purchase price of property, which Liens shall not cover any property other than that being acquired, purchased, improved or constructed, and shall not cover property purchased, acquired, constructed or improved more than one year before the creation of such Lien, (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (g) Liens existing on the date of this Indenture, (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor, (i) Liens incidental to the conduct of the business of ACC or any Restricted Subsidiary that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by ACC or such Restricted Subsidiary and (j) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by any Liens referred to in the foregoing clauses (a) through (i) above; provided that in the case of clauses (c), (d), (e) and (g), such Lien is limited to all or part of the specific property securing the original Lien and the principal amount of such Debt is not increased except as permitted under the provisions of this Indenture.

          "Perpetual" means Perpetual Corporation, a Delaware corporation.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" means (a) Joe L. Allbritton, (b) all other Persons to whom Joe L. Allbritton is related by blood, adoption or marriage, (c) all trusts solely for the benefit of one or more of the Persons described in the foregoing clauses (a) and (b), (d) all charitable trusts or not-for-profit corporations formed by Joe L. Allbritton under and described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and (e) all other Persons of which Persons described in the foregoing clauses (a) through (d) collectively own more than 50% of the voting stock, partnership interests, membership interests or other voting equity interests.

          "Refinancing" shall have the meaning specified in the Indenture governing the 11 1/2% Debentures, as in effect on the date of this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 22, 1998, by and among ACC and the other parties named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Subsidiary" means a Subsidiary of ACC other than an Unrestricted Subsidiary.

          "Riggs Bank N.A." means The Riggs Bank N.A.

          "RLA Trust" means either of the Robert Lewis Allbritton 1984 Trust or the RLA Revocable Trust, in each case for the benefit of Robert L. Allbritton, or any other trust for the benefit of Robert L. Allbritton, Chief Operating Officer and a director of ACC.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means the senior secured revolving credit facility dated as of April 16, 1996 among ACC, certain financial institutions and Bank Boston, N.A. (as successor to The First National Bank of Boston), as the agent and a lender, as restated, amended, refinanced, supplemented or otherwise modified or replaced from time to time.

          "Subsidiary" of any Person means a corporation, limited liability company or other entity a majority of whose Capital Stock with voting power, under ordinary circumstances, entitling holders of such Capital Stock to elect the Board of Directors or other governing body, is at the time, directly or indirectly, owned by such Person and/or a Subsidiary or Subsidiaries of such Person.

          "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated as of September 30, 1979 between ACC and Perpetual.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Interest Expense" means, for any period, the interest expense (net of interest income) of ACC and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of capital leases, but excluding amortization of debt issuance costs and exchangeable preferred stock issuance costs).

          "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to February 1, 2003; provided, however, that if the then remaining term to February 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to February 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means (a) any Subsidiary of ACC that at the time of determination shall have been designated an Unrestricted Subsidiary by ACC's Board of Directors, as provided below, and (b) any Subsidiary of an Unrestricted Subsidiary. ACC's Board of Directors may designate any Subsidiary of ACC (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary; provided that (x) the Subsidiary to be so designated
(i) has total assets with a fair market value at the time of such designation of $1,000 or less or (ii) is being so designated simultaneously with the acquisition by ACC of such Subsidiary by merger or consolidation with an Unrestricted Subsidiary and (y) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. ACC's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Sections 4.09 and 4.12 of this Indenture, assuming the incurrence by ACC and its Restricted Subsidiaries at the time of such designation of all existing Debt and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. Any such designation by ACC's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of ACC's Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding the foregoing or any other provision of this Indenture to the contrary, no assets of the broadcasting operations known as of the date of this Indenture as WJLA-TV, KATV, KTUL, WSET, WCIV, WHTM, WCFT, WJSU and WBMA-LP may be held at any time by Unrestricted Subsidiaries, other than assets transferred to Unrestricted Subsidiaries in the ordinary course of business that in the aggregate are not material to such broadcasting operations.

          "Weighted Average Life to Stated Maturity" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding shares of voting stock of which are owned, directly or indirectly, by ACC.

Section 1.02.  OTHER DEFINITIONS
                                                         Defined in
             Term                                          Section

                                      12

          "Affiliate Transaction"........................ 4.11
          "Asset Sale Offer"............................. 3.10
          "Bankruptcy Law"............................... 4.01
          "Change of Control Offer"...................... 4.15
          "Change of Control Payment".................... 4.15
          "Change of Control Payment Date"............... 4.15
          "Covenant Defeasance".......................... 8.03
          "Custodian".................................... 4.13
          "Designated Senior Debt".......................10.02
          "Event of Default"............................. 6.01
          "Excess Proceeds".............................. 4.10
          "incur"........................................ 4.09
          "Legal Defeasance"............................. 8.02
          "Offer Amount"................................. 3.10
          "Offer Period"................................. 3.10
          "Offshore Global Note.......................... 2.01
          "Paying Agent"................................. 2.03
          "Payment Blockage Notice"......................10.04
          "Permitted Debt"............................... 4.09
          "Purchase Date"................................ 3.10
          "Registrar".................................... 2.03
          "Representative"...............................10.02
          "Restricted Payments".......................... 4.07
          "Senior Bank Debt".............................10.02
          "Senior Debt"..................................10.02
          "U.S. Global Note.............................. 2.01

Section 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means ACC and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are
                             ---------
incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which ACC is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

          Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of a single permanent global Note, in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A attached hereto, including the text referred to in
                  ---------
footnote 1 and the additional schedule referred to in footnote 2 thereto (the "U.S. Global Note"). Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single permanent global Note, in definitive, fully registered form without interest coupons, substantially in the form set forth in Exhibit A
                                                                 ---------
attached hereto, including the text referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto (the "Offshore Global Note"). Notes in definitive form to be issued in exchange for Global Notes shall be substantially in the form of Exhibit A attached hereto (but without including
                             ---------
the text referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Notes for ACC by manual or facsimile signature. ACC's seal shall be reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.
   ---------

          The Trustee shall, upon a written order of ACC signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to ACC to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with ACC or an Affiliate of ACC.

Section 2.03.  REGISTRAR AND PAYING AGENT.

          ACC shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. ACC may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. ACC may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. ACC shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If ACC fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. ACC or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar. ACC shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. ACC shall notify the Trustee of the name and address of any such Agent. If ACC fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

          ACC initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

          ACC initially appoints the Trustee to act as the Registrar and Paying Agent and the Trustee shall initially act as Note Custodian with respect to the Global Notes.

Section 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          ACC shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and will notify the Trustee of any Default by ACC in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. ACC at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than ACC or a Restricted Subsidiary) shall have no further liability for the money delivered to the Trustee. If ACC or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to ACC, the Trustee shall serve as Paying Agent.

Section 2.05.  HOLDER LISTS.


          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, ACC shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each thereof, and ACC shall otherwise comply with TIA (S) 312(a).

Section 2.06.  TRANSFER AND EXCHANGE.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

               (ii) in the case of a Definitive Note that is a Transfer
                    Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or
                                 ---------

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto); or
                            ---------

                    (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certificate to that effect from such Holder (in substantially the form of Exhibit B attached hereto)
                                                   ---------
                         and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to ACC and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder either (x) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or (y) based upon an Opinion of Counsel from such Holder or the transferee reasonably acceptable to ACC and to the Registrar, pursuant to another exemption from the registration requirements of the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global

               Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note,

in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, ACC shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B
                                                                   ---------
                         attached hereto); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached
                                                       ---------
                         hereto); or

                    (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B attached hereto) and an Opinion of
                                 ---------
                         Counsel from the transferee or
                         transferor reasonably acceptable to ACC and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                    in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, ACC shall execute and, upon receipt of an authentication order in accordance with
                    Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee, a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial
                    interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Authentication of Definitive Notes in Absence of Depository. If at any time:

               (i) the Depository for the Notes notifies ACC that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by ACC within 90 days after delivery of such notice; or

               (ii) ACC, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then ACC shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g)  Legends.

               (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH ACC OR ANY AFFILIATE OF ACC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ACC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR AS LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE

                    REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT ACC, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR
                    (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               (ii) Upon any sale or transfer of a Transfer Restricted Security pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities
                    Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B attached hereto).
                         ---------

               (iii) In case of the Offshore Global Note, after 40 days
                     following the date hereof and upon receipt by ACC and the Trustee of a certificate substantially in the form of Exhibit C hereto, the Trustee shall authenticate a
                     ---------
                     Offshore Global Note or Definitive Note, which does not bear the legend set forth in (i) above, in exchange for such Transfer Restricted Security representing the Offshore Global Note.

               (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer, ACC shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the first legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or
                     (C) a Person who is an affiliate (as defined in Rule 144A) of ACC.

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, ACC shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but ACC may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.10, 4.10, 4.15 and 9.05 hereof).

               (iii) The Registrar shall not be required to register the
                     transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of ACC, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v)   ACC shall not be required:

                     (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                     (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and ACC may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent nor ACC shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Definitive Notes and Global
                     Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07.  REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or ACC and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, ACC shall issue and the Trustee, upon the written order of ACC signed by two Officers of ACC, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or ACC, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and ACC to protect ACC, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. ACC and the Trustee may charge for their expenses in replacing a Note.

          Every replacement Note is an additional obligation of ACC and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.09 hereof, a Note does not cease to be outstanding because ACC or an Affiliate of ACC holds the Note.

          If the Paying Agent (other than ACC, a Subsidiary or any Affiliate thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by ACC or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer knows to be so owned shall be so considered.

Section 2.10.  TEMPORARY NOTES.

          Until Definitive Notes are ready for delivery, ACC may prepare and the Trustee shall authenticate temporary Notes upon a written order of ACC signed by two Officers of ACC. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that ACC and the Trustee consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, ACC shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  CANCELLATION.

          ACC at any time may deliver Notes to the Trustee for cancellation.
The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange
Act), unless ACC directs them to be returned to it. ACC may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to ACC unless by a written order signed by two Officers of ACC, ACC shall direct that cancelled Notes be returned to it.

Section 2.12.  RECORD DATE.

          The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S) 316(c).

Section 2.13.  DEFAULTED INTEREST.

          If ACC defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. ACC shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. ACC shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, ACC (or, upon the written request of ACC, the Trustee in the name and at the expense of ACC) shall mail or cause to be mailed to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  NOTICES TO TRUSTEE.

          If ACC elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          If ACC is required to make an offer to redeem Notes pursuant to the provisions of Section 3.10 or 4.15 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this

Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the maximum principal amount of Notes to be redeemed, (iv) the redemption price and (v) further setting forth a statement to the effect that
(a) the Company or one of its Restricted Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4. 10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.15 have been satisfied.

Section 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. ACC shall notify the Trustee in writing of the listing of the Notes on any national securities exchange.

          The Trustee shall promptly notify ACC in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.
Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          In the event ACC is required to make an offer to redeem Notes pursuant to Sections 3.10 and 4.10 hereof and the amount of the Excess Proceeds from the Asset Sale are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining Excess Proceeds.

Section 3.03.  NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, ACC shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless ACC defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At ACC's request, the Trustee shall give the notice of redemption in ACC's name and at its expense; provided, however, that ACC shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  DEPOSIT OF REDEMPTION PRICE.

          One Business Day prior to the redemption date, ACC shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to ACC any money deposited with the Trustee or the Paying Agent by ACC in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If ACC complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of ACC to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, ACC shall issue and, upon ACC's written request, the Trustee shall authenticate for the Holder at the expense of ACC, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  OPTIONAL REDEMPTION.

          (a) Except as set forth in clauses (b) and (c) below of this Section 3.07, ACC shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to February 1, 2003. Thereafter, ACC shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

               YEAR                    PERCENTAGE
               ----                    ----------
               2003....................  104.438%
               2004....................  102.958%
               2005....................  101.479%
               2006 and thereafter.....  100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time on or prior to February 1, 2001, ACC shall have the option to redeem up to 35% of the aggregate principal amount of the Notes originally issued on the Issuance Date at a redemption price equal to 108.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, with the net proceeds of one or more public offerings of ACC Common Stock; provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Issuance Date remains outstanding immediately after the occurrence of such redemption and; provided further that each such redemption shall occur within 60 days of the date of the closing of the applicable public offering.

          (c) At any time prior to February 1, 2003, upon a Change of Control, ACC shall have the option to redeem the Notes, in whole or in part, upon not less than 30 days' notice, within 180 days of such Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest thereon, if any, to the applicable date of redemption, plus (iii) the Applicable Premium.

          (d) Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

          The calculation of any Applicable Premium required by Section 3.07(c) above shall be set forth in an Officers' Certificate delivered to the Trustee.

Section 3.08.  MANDATORY REDEMPTION.

          ACC shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section  3.09.  [INTENTIONALLY OMITTED].

Section  3.10.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, ACC shall be required to commence an offer to all Holders and, to the extent required by the terms thereof, the holders of Pari Passu Debt, to purchase Notes and Pari Passu Debt (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), ACC shall purchase the principal amount of Notes and Pari Passu Debt required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Debt tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, ACC shall send, by first class mail, a notice to the Trustee and to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The procedures for commencing an Asset Sale Offer to holders of Pari Passu Debt shall be governed by the terms of the agreements governing such Pari Passu Debt. The Asset Sale Offer shall be made to all Holders of Notes. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section
     3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless ACC defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form titled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to ACC, a depositary, if appointed by ACC, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if ACC, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders and holders of Pari Passu Debt exceeds the Offer Amount, ACC shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by ACC so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, ACC shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by ACC in accordance with the terms of this Section 3.10. ACC, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by ACC for purchase, and ACC shall promptly issue a new Note, and the Trustee, upon written request from ACC, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by ACC to the Holder thereof. ACC shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  PAYMENT OF NOTES.

          ACC shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than ACC or a Restricted Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by ACC in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Paying Agent shall return to ACC, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal of, premium, if any, and interest paid on the Notes.

          ACC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          ACC shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon ACC in respect of the Notes and this Indenture may be served. ACC shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time ACC shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          ACC may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve ACC of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. ACC shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          ACC hereby designates the office of the Trustee's affiliate, State Street Bank and Trust Company, N.A., located at 61 Broadway, 15th Floor, Corporate Trust Window, New York, New York 10006, as one such office or agency of ACC in accordance with Section 2.03 hereof.

Section 4.03.  REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC and within the applicable time periods that are (or would be) prescribed thereby, so long as any Notes are outstanding, ACC shall furnish to the Trustee and the Trustee shall furnish to all Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms IO-Q and 10-K if ACC was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by ACC's certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if ACC was required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, ACC shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors who request it in writing. ACC shall at all times comply with TIA (S) 314(a).

          (b) For so long as any Transfer Restricted Securities remain outstanding, ACC shall furnish to all Holders and prospective purchasers of the Notes designated by the holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) ACC shall reimburse the Trustee for its reasonable expenses incurred in reproducing a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.03.

Section 4.04.  COMPLIANCE CERTIFICATE.

          (a) ACC shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of ACC and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of ACC's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that ACC has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 hereof or of Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) ACC shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(5) hereof, an Officers' Certificate specifying such Default or Event of Default and what action ACC is taking or proposes to take with respect thereto.

Section 4.05.  TAXES.

          (a) ACC shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings.

Section 4.06.  STAY, EXTENSION AND USURY LAWS.

          ACC covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and ACC (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  RESTRICTED PAYMENTS.

          ACC shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend on, or make any payment or distribution in respect of, or purchase, redeem or retire for value any Capital Stock of ACC or any of its Restricted Subsidiaries (except Capital Stock held by ACC or a Wholly Owned Restricted Subsidiary or Majority Owned Subsidiary), other than in exchange for ACC's own Capital Stock (other than Disqualified Stock); (ii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, more than one year prior to a scheduled principal payment or maturity, Debt of ACC that is expressly subordinated in right of payment to the Notes; or (iii) make any Restricted Investments (such payments and other actions described in the immediately preceding clauses (i), (ii) and (iii), collectively, "Restricted Payments"), unless at the time of and after giving effect to such proposed Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing; and

          (b) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after June 30, 1992 (net of any Restricted Payments repaid to ACC or any of its Restricted Subsidiaries to the extent not included in clause (2) below) shall not exceed, at the date of determination, the sum of (1) an amount equal to ACC's Cumulative Operating Cash Flow from June 30, 1992 to the end of ACC's most recently ended full fiscal quarter, taken as a single accounting period, less the product of 1.4 times ACC's Cumulative Total Interest Expense from June 30, 1992 to the end of ACC's most recently ended full fiscal quarter, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by ACC as capital contributions to ACC (other than from any of its Restricted Subsidiaries and other than from the return of advances made by Perpetual in connection with the Refinancing) after June 30, 1992, or from the issuance and sale by ACC (other than to any of its Restricted Subsidiaries) after June 30, 1992 of Capital Stock (other than Disqualified Stock), plus (3) $3.5 million.

     The foregoing provisions shall not prohibit:

          (x) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 4.07;

          (y) any transaction with an officer or director of ACC entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of ACC); and

          (z) the payment of any dividend by a Majority Owned Subsidiary to holders of its Capital Stock.

          The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of ACC's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by ACC or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. At the conclusion of each calendar month, ACC shall deliver to the Trustee an Officers' Certificate identifying the Restricted Payments made during the prior month, stating that such Restricted Payments were permitted, setting forth the amount of Restricted Payments still available to be made and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon ACC's latest available financial statements.

Section 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          ACC shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to ACC or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (b) pay any Debt owed to ACC or any of its Restricted Subsidiaries, (ii) make loans or advances to ACC or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to ACC or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) Debt existing on the date of this Indenture, (B) Debt permitted to be incurred pursuant to clauses (vi) or (vii) of the second paragraph of Section 4.09 hereof or (C) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements governing such Debt as in effect on the date of this Indenture.

Section 4.09.  INCURRENCE OF DEBT AND ISSUANCE OF PREFERRED STOCK

          ACC shall not, and shall not permit any of its Restricted Subsidiaries to, (i) directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) or (ii) issue any shares of preferred stock; provided, however, that ACC may (a) issue preferred stock that is not Disqualified Stock at any time and (b) incur Debt (including Acquired Debt) or issue shares of Disqualified Stock if, in each case, the Debt to Operating Cash Flow Ratio of ACC and its Restricted Subsidiaries at the time of the incurrence of such Debt or the issuance of such shares of Disqualified Stock, after giving pro forma effect thereto, is 7:1 or less; provided, further, that any such Debt incurred by ACC that is not Senior Debt shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Notes.

          The foregoing limitations shall not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

          (i) revolving credit Debt of ACC under the Senior Credit Facility not to exceed $45.0 million at any time outstanding;

          (ii) intercompany Debt between or among ACC and any of its Wholly Owned Restricted Subsidiaries or a Majority Owned Subsidiary made pursuant to an intercompany note in the form attached as Exhibit D hereto that provides that any such Debt of ACC is subordinated to the Notes; provided, that (x) any disposition, pledge or transfer of any such Debt to a Person (other than ACC or a Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary) will be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (ii) and (y) any transaction pursuant to which any Wholly Owned Restricted Subsidiary or Majority Owned Subsidiary that has Debt owing to ACC or any other Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary ceases to be a Wholly Owned Restricted Subsidiary or a Majority Owned Subsidiary shall be deemed to be the incurrence of Debt by ACC or such other Wholly Owned Restricted Subsidiary or Majority Owned Subsidiary that is not permitted by this clause (ii);

          (iii) Debt represented by the existing 9 3/4% Debentures and, until the date of redemption thereof, the 11 1/2% Debentures;

          (iv)   Debt represented by the Notes;

          (v)    Debt existing on the date of this Indenture;

          (vi) other Debt incurred after the date of this Indenture by ACC in an aggregate principal amount at any time outstanding not to exceed $40.0 million less the sum of (a) the aggregate principal amount of Debt incurred plus (b) the aggregate liquidation preference of preferred stock issued by Restricted Subsidiaries pursuant to clause (vii) of this paragraph;

          (vii) Debt incurred and shares of preferred stock issued by Restricted Subsidiaries, so long as the sum of (a) the aggregate principal amount of all outstanding Debt of Restricted Subsidiaries plus (b) the aggregate liquidation preference of all outstanding preferred stock of Restricted Subsidiaries shall not exceed at any time $20.0 million less the aggregate principal amount of Debt in excess of $20.0 million incurred by ACC pursuant to clause (vi) of this paragraph;

          (viii) the incurrence by ACC or any of its Restricted Subsidiaries of Debt in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Debt was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by ACC or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by ACC or one of its Restricted Subsidiaries; and, provided further that the Debt to Operating Cash Flow Ratio of ACC and its Restricted Subsidiaries after giving pro forma effect to such acquisition and such incurrence would be 7:1 or less;

          (ix) Debt in respect of interest rate protection or hedging arrangements entered into by ACC to fix the floating interest rate or float the fixed interest rate of any Debt permitted to be incurred under this Indenture; and

          (x) Debt of ACC incurred in exchange for or the proceeds of which are used to exchange, refinance or refund any of the foregoing Debt so long as (a) the principal amount of the Debt incurred does not exceed the principal amount (plus any premium) of the Debt so exchanged, refinanced or refunded, plus the amount of reasonable expenses incurred in connection therewith, (b) the Debt incurred does not have an average life shorter than the average life of the Debt being so exchanged, refinanced or refunded and
     (c) if applicable, the Debt incurred ranks as subordinated in right of payment to the Notes as the Debt being so exchanged, refinanced or refunded.

          ACC shall not permit any of its Unrestricted Subsidiaries to incur Debt that would be recourse to ACC or any Restricted Subsidiary or any of their respective assets.

Section 4.10.  ASSET SALES.

          ACC shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any Asset Sale unless (i) ACC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of ACC's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Capital Stock issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by ACC or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that ACC (or the Restricted Subsidiary, as the case may be) may receive Permitted Asset Sale Consideration in lieu of cash or Cash Equivalents if ACC and its Restricted Subsidiaries could incur, on a pro forma basis after giving effect to such Asset Sale and receipt of such Permitted

Asset Sale Consideration as if the same had occurred at the beginning of the most recent four full fiscal quarters ending immediately prior to the date of such Asset Sale, at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.09 hereof. Within one year after the receipt of any Net Proceeds from any Asset Sale, ACC (or the Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option, (a) to retire Senior Debt, (b) to the purchase of a controlling interest in another business or to the purchase of capital assets, in each case, in the same line of business as ACC was engaged in on the date of this Indenture or (c) to redeem 9 3/4% Debentures in accordance with the provisions of the 9 3/4% Indenture. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence constitute Excess Proceeds (the "Excess Proceeds").

          Within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, ACC shall make an Asset Sale Offer to purchase the maximum principal amount of Notes and any Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture and the agreements governing such Pari Passu Debt, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to Section
3.10 hereof is less than the Excess Proceeds, ACC (or such Restricted Subsidiary, as the case may be) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by the holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount (or accreted value, as applicable) thereof surrendered in such Asset Sale Offer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Company shall obtain from the indenture trustee, representative or agent under the documentation governing any Pari Passu Debt the amount of Pari Passu Debt that has been tendered in connection with any Asset Sale Offer and provide such information in an Officers' Certificate delivered to the Trustee.

Section 4.11.  TRANSACTIONS WITH AFFILIATES.

          ACC shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, amend or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to ACC or the relevant Restricted Subsidiary than those that would be obtained in a comparable transaction with an unrelated Person and (ii) ACC delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of ACC's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of ACC's Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, each of the following shall be deemed not to be an Affiliate
Transaction: (1) any transaction with an officer or director of ACC entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of
ACC), (2) any transaction entered into by ACC or any of its Restricted Subsidiaries with another Restricted Subsidiary of ACC, (3) transactions in existence on the date of this Indenture, (4) payments made by ACC substantially in conformity with past practices to reimburse Perpetual for any group insurance policies purchased by Perpetual to the extent that the coverage of such policies includes ACC, its Restricted Subsidiaries and their respective operations, (5) payments by ACC to Perpetual in respect of tax liabilities pursuant to the terms of the Tax Sharing Agreement, as amended to and in effect on the date of this Indenture or thereafter amended to the extent such subsequent amendment is not disadvantageous to ACC or its Subsidiaries, and (6) Restricted Payments permitted by Section 4.07 hereof and any Permitted Investment.

Section 4.12.  LIENS SECURING SUBORDINATED DEBT.

          ACC shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Debt that is pari passu with or subordinated in right of payment on the Notes (other than Permitted Liens) upon any of its property or assets (including intercompany notes), now owned or acquired after the date of this Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to, in the case of Liens with respect to Debt that is subordinated in right of payment to the Notes) the obligation or liability secured by such Lien.

Section 4.13.  OTHER SUBORDINATED DEBT.

          ACC shall not incur or permit to remain outstanding any Debt that is subordinated or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

Section 4.14.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, ACC shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of ACC or each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of ACC and each Restricted Subsidiary; provided, however, that ACC shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if ACC's Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of ACC and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15.  CHANGE OF CONTROL.

          (a) In the event of a Change of Control, unless irrevocable notice of redemption for all of the Notes is given within 30 days after the occurrence of such Change of Control in accordance with the provisions of Article Three, ACC shall commence an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). On the last Business Day of the fiscal quarter of ACC next following the occurrence of a Change of Control, ACC shall mail a notice to each Holder at such Holder's last registered address with a copy to the Trustee and the Paying Agent stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless ACC defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. ACC shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

          (b) On the Change of Control Payment Date, ACC shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by ACC. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. ACC shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) Prior to the commencement of a Change of Control Offer pursuant to this Section 4.15, but in any event within 90 days after the occurrence of a Change of Control, ACC shall (a) to the extent then required to be repaid, repay in full all outstanding Senior Debt or (b) obtain the requisite consents, if any, under agreements governing all such Senior Debt to permit the redemption of Notes as provided for in this Section 4.15. ACC shall first comply with the requirements of the preceding sentence before it shall be required to repurchase Notes pursuant to this Section 4.15.


                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

          ACC shall not consolidate or merge with or into any other Person (whether or not ACC is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for ACC and its Restricted Subsidiaries) in one or more related transactions, to another corporation, Person or entity (other than the merger of a Wholly Owned Restricted Subsidiary of ACC into another Wholly Owned Restricted Subsidiary of ACC or into ACC) unless (i) ACC is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than ACC) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than ACC) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of ACC under the Notes and this Indenture pursuant to a supplemental indenture, in each case in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing and (iv) ACC or the entity or Person formed by or surviving any such consolidation or merger (if other than ACC), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of ACC immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section
4.09 hereof.

Section 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of ACC in accordance with Section 5.01 hereof, the successor corporation, limited liability company or other entity formed by such consolidation or into or with which ACC is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "ACC" or the "Company" shall refer instead to the successor corporation, limited liability company or other entity, and not to ACC), and may exercise every right and power of ACC under this Indenture with the same effect as if such successor Person had been named as ACC herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale of all of ACC's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.  EVENTS OF  DEFAULT.

          An "Event of Default" occurs if:

          (a) ACC defaults in the payment of interest on any Note when the same becomes due and payable (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (b) ACC defaults in the payment of the principal of or premium, if any, on any Note when and as the same becomes due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise, whether or not such payment is prohibited by the provisions of
     Article 10 hereof;

          (c) ACC fails to observe or perform any covenant, condition or agreement on the part of ACC to be observed or performed pursuant to Sections 4.07, 4.09 and 5.01 hereof and the Default continues for the period and after the notice specified below;

          (d) ACC fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for the period and after the notice specified below;

          (e) an event of default occurs under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by ACC or any of its Restricted Subsidiaries (or the payment of which is guaranteed by ACC or any of its Restricted Subsidiaries), other than the Notes, whether such Debt or Guarantee now exists or shall be created hereafter, if (a) such event of default results from the failure to pay at maturity $5.0 million or more in principal amount of such Debt or (b) as a result of such event of default the maturity of $5.0 million or more in principal amount of such Debt has been accelerated prior to its stated maturity;

          (f) a final judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against ACC or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

          (g) ACC or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

              (i)    commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v)    generally is not paying its debts as they become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against ACC or any Restricted Subsidiary in an involuntary case,

               (ii) appoints a Custodian of ACC or any Restricted Subsidiary or for all or substantially all of the property of ACC or any Restricted Subsidiary, or

               (iii)  orders the liquidation of ACC or any Restricted
          Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (i) ACC shall fail to redeem the 11 1/2% Debentures within 60 days of the Issuance Date.

          An Event of Default shall not be deemed to have occurred under clause
(e) or (f) until the Trustee shall have received written notice from ACC or any of the Holders or unless a Responsible Officer shall have knowledge of such Event of Default. A Default under clause (c) is not an Event of Default until the Trustee notifies ACC in writing, or the Holders of at least 25% in principal amount of the then outstanding Notes notify ACC and the Trustee in writing, of the Default and ACC does not cure the Default within 30 days after receipt of such notice. A Default under clause (d) is not an Event of Default until the Trustee notifies ACC in writing, or the Holders of at least 25% in principal amount of the then outstanding Notes notify ACC and the Trustee in writing, of the Default and ACC does not cure the Default within 60 days after receipt of such notice. Such written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to ACC or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to ACC and the Trustee may declare (a "Declaration") all of the Notes, including all unpaid principal of, premium, if any, and any accrued and unpaid interest thereon, if any (the "Default Amount"), to be due and payable immediately. Upon any such Declaration, the Default Amount shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to ACC or any of its Restricted Subsidiaries, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after February 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of ACC with the intention of avoiding payment of the premium that ACC would have had to pay if ACC then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of ACC with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, a premium shall also become and be immediately due and payable in an amount, for each of the years beginning on February 1 of the years set forth below, as set forth below:

          YEAR                          PERCENTAGE
          ----                          ----------
          1998.........................   111.833%
          1999.........................   110.354%
          2000.........................   108.875%
          2001.........................   107.396%
          2002.........................   105.917%

The Trustee shall not be deemed to have knowledge that such additional premium has become and is immediately due and payable unless it has received written notice thereof from the Holders of at least 25% in aggregate principal amount of the then outstanding Notes.

Section 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Note (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section
6.02 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against ACC for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to ACC (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to ACC or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with ACC. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from ACC shall be sufficient if signed by an Officer of ACC.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with ACC or any Affiliate of ACC with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for ACC's use of the proceeds from the Notes or any money paid to ACC or upon ACC's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  NOTICE OF DEFAULT.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs.
Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each May 15 beginning with May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to ACC and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). ACC shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  COMPENSATION AND INDEMNITY.

          ACC shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. ACC shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          ACC shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against ACC (including this Section 7.07) and defending itself against any claim (whether asserted by ACC or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify ACC promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify ACC shall not relieve ACC of its obligations hereunder. ACC shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and ACC shall pay the reasonable fees and expenses of such counsel. ACC need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of ACC under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure ACC's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying ACC. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and ACC in writing. ACC may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, ACC shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by ACC.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, ACC, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to ACC. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, ACC's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  ELIGIBILITY, DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

          The Trustee is subject to TIA (S) 31l(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          ACC may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon ACC's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, ACC shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that ACC shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of ACC, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) ACC's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and ACC's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, ACC may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  COVENANT DEFEASANCE.

          Upon ACC's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, ACC shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and
4.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, ACC may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon ACC's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) ACC must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (b) in the case of an election under Section 8.02 hereof, ACC shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) ACC has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, ACC shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit, all as certified by ACC in an Officers' Certificate delivered to the Trustee;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which ACC or any of its Restricted Subsidiaries is a party or by which ACC or any of its Restricted Subsidiaries is bound, all as certified by ACC in an Officers' Certificate delivered to the Trustee;

          (f) ACC shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) ACC shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by ACC with the intent of preferring the Holders over any other creditors of ACC or with the intent of defeating, hindering, delaying or defrauding any other creditors of ACC;

          (h) ACC shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds will not be subject to the subordination provisions of the Indenture; and

          (i) ACC shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including ACC acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          ACC shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to ACC from time to time upon the request of ACC any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal defeasance or Covenant Defeasance.

Section 8.06.  REPAYMENT TO THE COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by ACC, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to ACC on its request or (if then held by ACC) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to ACC for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of ACC as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of ACC cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to ACC.

Section 8.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02,
8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then ACC's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02, 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02, 8.03 or 8.04 hereof, as the case may be; provided, however, that, if ACC makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, ACC shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  WITHOUT CONSENT OF HOLDERS.

          Notwithstanding Section 9.02 of this Indenture, ACC and the Trustee may amend or supplement this Indenture or the Notes without the consent of any
Holder:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for the assumption of ACC's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

          (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (d) to make any change that would provide any additional rights or benefits to the Holders the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of ACC accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with ACC in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, ACC and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Notes).

          Upon the request of ACC accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with ACC in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, ACC shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of ACC to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by ACC with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a nonconsenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

          (c) reduce the principal of or extend the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (including the purchase price specified for any redemption of the Notes pursuant to Sections 4.10 and 4.15 hereof);

          (d) make any Note payable in money other than that stated in the Notes;

          (e) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

          (f) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

          (g) make any change in Article 10 hereof that adversely affects the rights of any Holders; or

          (h) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration).

Section 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          ACC may fix a record date for determining which Holders must consent to such amendment or waiver. If ACC fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as ACC shall lawfully designate.

Section 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. ACC in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. ACC may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10
                                 SUBORDINATION

Section 10.01.  AGREEMENT TO SUBORDINATE.

          ACC agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.  CERTAIN DEFINITIONS.

          "Designated Senior Debt" means (i) so long as any Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Debt permitted hereunder, the principal amount of which is $25.0 million or more and that has been designated by ACC as "Designated Senior Debt."

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "Senior Bank Debt" means the Debt now or hereafter outstanding under the Senior Credit Facility, as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of such Debt, to the extent that any such Debt was permitted by this Indenture to be incurred.

          "Senior Debt" means (a) the Senior Bank Debt, (b) all additional Debt that is permitted under this Indenture that is not by its terms pari passu with or subordinated to the Notes, (c) all Obligations of ACC with respect to the foregoing clauses (a) and (b), including post-petition interest and (d) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereof (whether or not coincident therewith) that are permitted by this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Debt of ACC to any of its Restricted Subsidiaries, (ii) any Debt incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions), (iii) any Debt incurred in violation of this Indenture or (iv) the 9 3/4% Debenture and, until the date of redemption thereof, the 11 1/2% Debentures, which shall rank pari passu in right of payment with the Notes.

          A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section 10.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of ACC in a liquidation or dissolution of ACC or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to ACC or its property, in an assignment for the benefit of creditors or any marshalling of ACC's assets and liabilities:

          (1) holders of Senior Debt shall be entitled to receive irrevocable payment in full in cash or Cash Equivalents reasonably satisfactory to such holders of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, regardless of whether such post-petition interest is allowed in such proceeding) before Holders shall be entitled to receive any payment with respect to the Notes (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt that have a maturity no earlier than that of the Notes); and

          (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are irrevocably paid in full in cash or Cash Equivalents reasonably satisfactory to such holders of Senior Debt, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt that have a maturity no earlier than that of the Notes), as their interests may appear.

Section 10.04.  DEFAULT ON DESIGNATED SENIOR DEBT.

          ACC may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and that have a maturity no earlier than that of the Notes) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or Cash Equivalents reasonably satisfactory to such Holders if:

          (x) a default in the payment of any principal, interest or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

          (y) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from ACC or a Representative who may give it. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          ACC may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (1)  the date upon which the default is cured or waived, or

          (2) in the case of a default referred to in Section 10.04(y) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.05.  ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, ACC shall promptly notify holders of Senior Debt of the acceleration.

Section 10.06.  WHEN DISTRIBUTION MUST BE PAID OVER.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of and, upon written request, shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or ACC or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.07.  NOTICE BY COMPANY.

          ACC shall promptly notify the Trustee and the Paying Agent of any facts known to ACC that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article.

Section 10.08.  SUBROGATION.

          After all Senior Debt is irrevocably paid in full in cash or cash equivalents reasonably satisfactory to the holders thereof and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior

Debt.  A distribution made under this Article to holders of Senior
Debt that otherwise would have been made to Holders is not, as between ACC and Holders, a payment by ACC on the Notes.

Section 10.09.  RELATIVE RIGHTS.

          This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between ACC and Holders, the obligation of ACC, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of ACC other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If ACC fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.10.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Senior Debt to enforce the subordination of the Debt evidenced by the Notes shall be impaired by any act or failure to act by ACC or any Holder or by the failure of ACC or any Holder to comply with this Indenture.

Section 10.11.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of ACC referred to in this
Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of ACC, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only ACC or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the agents of the lenders under the Senior Credit Facility are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.14.  AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.


                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.01.  TRUST INDENTURE ACT CONTROLS.

          If provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the imposed duties shall control.

Section 11.02.  NOTICES.

          Any notice or communication by ACC or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to Allbritton Communications Company:

               Allbritton Communications Company
               808 Seventeenth Street, NW, Suite 300
               Washington, D.C.  20006
               Telecopier No.:  (202) 822-6749
               Telephone No.:  (202) 789-2130
               Attention:  Henry D. Morneault

          With a copy to:

               Fulbright & Jaworski L.L.P.
               801 Pennsylvania Avenue, NW, Suite 400
               Washington, D.C.  20004
               Telecopier No.:  (202) 662-4643
               Telephone No.:  (202) 662-4678
               Attention:  Marilyn Mooney, Esq.

          If to the Trustee:

               State Street Bank and Trust Company
               Two International Place
               Boston, MA  02110
               Telecopier No.:  (617) 664-5371
               Telephone No.:  (617) 664-5670
               Attention:  Corporate Trust Administration (Reference -
               Allbritton)

          ACC or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If ACC mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. ACC, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04.  CERTIFICATE OF OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by ACC to the Trustee to take any action under this Indenture, ACC shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA
(S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND

          STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator or stockholder or other Affiliate of ACC, as such, shall have any liability for any obligations of ACC under the Notes and this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.  GOVERNING LAW.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of ACC or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  SUCCESSORS.

          All agreements of ACC in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                  SIGNATURES



Dated as of January 22, 1998            ALLBRITTON COMMUNICATIONS COMPANY,
                                        Issuer

                                        By:  /s/ Lawrence I. Hebert
                                           ---------------------------------
                                           Name: Lawrence I. Hebert
                                           Title:   President


                                        (SEAL)



Dated as of January 22, 1998            STATE STREET BANK AND TRUST COMPANY,
                                        Trustee


                                        By:    /s/ Earl W. Dennison, Jr.
                                           --------------------------------
                                           Name:  Earl W. Dennison, Jr.
                                           Title:  Vice President

                                                                       EXHIBIT A

             8 7/8% Senior Subordinated Notes due February 1, 2008

                                                            [CUSIP/CINS]
     No.                                                    $

                       ALLBRITTON COMMUNICATIONS COMPANY

     promises to pay to ________________________________________________________

     or registered assigns, the principal sum of _______________________________

     Dollars on February 1, 2008.

     Interest Payment Dates:  February 1 and August 1.

     Record Dates:  January 15 and July 15.

                                   Dated:  January 22, 1998

                                   ALLBRITTON COMMUNICATIONS COMPANY


                                   By: _________________________________________
                                        Name:
                                        Title:


                                   By: _________________________________________
                                        Name:
                                        Title:


                                                            (SEAL)



This is one of the Notes
referred to in the
within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
as Trustee


By: _________________________________________
    Name:
    Title:

               8 7/8% Senior Subordinated Notes due February 1, 2008


          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/


     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH ACC OR ANY AFFILIATE OF ACC WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO ACC, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR AS LONG AS THE NOTES ARE

______________________

/1/ This paragraph should be included only if the Note is issued in global form.

     ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR
     (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT ACC, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. Allbritton Communications Company, a Delaware corporation ("ACC" or the "Company"), promises to pay interest on the principal amount of this Note at the rate of 8 7/8% per annum from January 22, 1998 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). ACC will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, and; provided, further, that the first Interest Payment Date shall be August 1, 1998. ACC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; ACC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. Method of Payment. ACC will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of ACC maintained for such purpose within or without the City and State of New York, or, at the option of ACC, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of $5,000,000 or more in aggregate principal amount of which shall have provided wire transfer instructions to ACC or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. ACC may change any Paying Agent or Registrar without notice to any Holder. ACC or any of its Restricted Subsidiaries may act in any such capacity.

          4. Indenture. ACC issued the Notes under an Indenture dated as of January 22, 1998 (the "Indenture") between ACC and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general senior subordinated obligations of ACC limited to $150,000,000 in aggregate principal amount.

          5. Subordination. The payment of principal of, premium, if any, and interest on the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

          6.   Optional Redemption.

          (a) Except as set forth in subparagraphs (b) and (c) below of this Paragraph 6, ACC shall not have the option to redeem the Notes prior to February 1, 2003. Thereafter, ACC shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

          YEAR                               PERCENTAGE
          ----                               ----------

          2003 .............................  104.438%
          2004 .............................  102.958%
          2005 .............................  101.479%
          2006 and thereafter ..............  100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, at any time on or prior to February 1, 2001, ACC shall have the option to redeem up to 35% of the aggregate principal amount of the Notes originally issued on the Issuance Date at a redemption price equal to 108.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, with the net proceeds of one or more public offerings of ACC Common Stock; provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Issuance Date remains outstanding immediately after the occurrence of such redemption and; provided further, that each such redemption shall occur within 60 days of the date of the closing of the applicable public offering.

          (c) At any time prior to February 1, 2003, upon a Change of Control, ACC shall have the option to redeem the Notes, in whole or in part, upon not less than 30 days' notice, within 180 days of such Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest thereon, if any, to the applicable date of redemption, plus (iii) the Applicable Premium.

          7.   Mandatory Redemption.

          ACC shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          8.   Repurchase at the Option of Holder.

          (a) If there is a Change of Control, unless irrevocable notice of redemption for all of the Notes is given within 30 days after the occurrence of such Change of Control in accordance with the provisions of Article Three of the Indenture, ACC shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). On the last Business Day of the fiscal quarter of ACC next following the occurrence of a Change of Control, ACC shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, ACC shall (a) to the extent then required to be repaid, repay in full all outstanding Senior Debt, or (b) obtain the requisite consents, if any, under agreements governing all such Senior Debt to permit the redemption of Notes as provided for in Section 4.15 of the Indenture. ACC shall first comply with the requirements of the preceding sentence before it shall be required to repurchase Notes pursuant to Section 4.15 of the Indenture.

          (b) If ACC or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, ACC shall commence an offer to all Holders of Notes and all holders of Pari Passu Debt (an "Asset Sale Offer") pursuant to
Section 3.10 of the Indenture to purchase the maximum principal amount of Notes and any Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and the agreements governing such Pari Passu Debt, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, ACC (or such Restricted Subsidiary, as the case may be) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by the holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from ACC prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and ACC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. ACC need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, ACC need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of ACC's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          13. Defaults and Remedies. Events of Default include: (i) the failure by ACC to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by ACC to pay principal of or premium, if any, on any of the Notes when and as the same shall become due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by ACC to comply with any of the provisions of Sections 4.07, 4.09 or 5.01 of the Indenture and continuance of such failure for 30 days after written notice is given to ACC by the Trustee or to ACC and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding; (iv) the failure by ACC to comply with any of its other agreements or covenants in the Notes or the Indenture and continuance of such failure for 60 days after written notice is given to ACC by the Trustee or to ACC and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding; (v) an event of default occurs under any mortgage, indenture or other instrument governing any Debt of ACC or any of its Restricted Subsidiaries for borrowed money, whether such Debt now exists or shall hereafter be created, if (a) such event of default results from the failure to pay at maturity $5.0 million or more in principal amount of such Debt or (b) as a result of such event of default the maturity of $5.0 million or more in principal amount of such Debt has been accelerated prior to its stated maturity;
(vi) any final judgments aggregating $5.0 million or more are rendered against ACC or any of its Restricted Subsidiaries that remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; (vii) certain events of bankruptcy, insolvency or reorganization of ACC or any of its Restricted Subsidiaries; and (viii) the failure by ACC to redeem the 11 1/2% Debentures within 60 days of the Issuance Date. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. ACC is required to furnish annually to the Trustee a certificate as to its compliance with the terms of the Indenture.

          14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for ACC or its Affiliates, and may otherwise deal with ACC or its Affiliates, as if it were not the Trustee.

          15. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or Affiliate of ACC, as such, shall not have any liability for any obligations of ACC under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of January 22, 1998 between ACC and the parties named on the signature pages thereof (the "Registration Rights Agreement").

          19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, ACC has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          ACC will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
               Allbritton Communications Company
               808 Seventeenth Street, NW
               Suite 300
               Washington, D.C.  20006
               Attention: Henry D. Morneault, Chief Financial Officer

                                ASSIGNMENT FORM


          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of ACC. The agent may substitute another to act for him.



Date:____________

                    Your Signature: ____________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by ACC pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

          [_] Section 4.10      [_] Section 4.15

          If you want to elect to have only part of the Note purchased by ACC pursuant to Section 4. 10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______


Date: ____________       Your Signature: ____________________________________
                         (Sign exactly as your name appears on the Note)

                         Tax Identification No.: _____________


Signature Guarantee.

                     SCHEDULE OF EXCHANGES AND TRANSFERS/2/


     The following decreases/increases in the principal amount evidenced by this Note have been made:

                Amount of               Amount of               Principal Amount
                decrease in             increase in             of this Global         Signature of
Date of         Principal               Principal               Note following         authorized officer
Exchange/       Amount of               Amount of               such decrease          of Trustee or
Transfer        this Global Note        this Global Note        or increase            Note Custodian
-----------     ----------------        ----------------        ----------------       ------------------

__________________
/2/ This schedule should only be included if the Note is issued in global form.

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: 8 7/8% Senior Subordinated Notes due February 1, 2008 of Allbritton Communications Company.

     This Certificate relates to $_____________ principal amount of Notes held in *_____ book-entry or * ________ definitive form by __________ (the "Transferor").

The Transferor*:

     [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*


     [_] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(A) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)


__________________________

*  Check applicable box.

     [_] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

     [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).



                                    _________________________________________
                                    [INSERT NAME OF TRANSFEROR]


                                    By: _____________________________________



Date: ________________

                                                                       EXHIBIT C


                              Form of Certificate
                              -------------------

                                                                 _________, ____

Allbritton Communications Company
808 Seventeenth Street, NW, Suite 300
Washington, DC 20006
Attention: Chief Financial Officer

State Street Bank and Trust Company
Two International Place
Boston, MA 02110
Attention:  Corporate Trust Administration

            Re: Allbritton Communications Company (the "Company") 8 7/8% Senior Subordinated Notes due 2008 (the "Notes")
            -------------------------------------------------------

Dear Sirs:

          This letter relates to U.S. $_______________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.06 of the Indenture dated as of January 22, 1998 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]


                                        By: _______________________________
                                            Authorized Signature

                                                                       EXHIBIT D

                           FORM OF INTERCOMPANY NOTE

                                                         _____________ ___, ____
                                                              New York, New York

                                     NOTE
                                     ----

     FOR VALUE RECEIVED, [ACC, Wholly Owned Restricted Subsidiary or Majority Owned Subsidiary], a [Delaware corporation or limited liability company] (the "Maker"), promises to pay to [ACC, Wholly Owned Restricted Subsidiary or Majority Owned Subsidiary], a [Delaware corporation or limited liability company] (the "Company"), or order, [$_____________] together with interest on the unpaid principal amount at a rate per annum equal to __%, to the date of payment. All principal and accrued interest under this Note shall be due and payable on demand.

     This Note may be prepaid in whole or in part at any time without penalty or premium.

     The payment of principal of and interest on this Note shall be subordinated in right of payment to the prior payment in full in cash of Allbritton Communications Company's 9 3/4% Senior Subordinated Debentures due November 30, 2007 and 8 7/8% Senior Subordinated Notes due February 1, 2008.

     The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration or release of any security given for the payment hereof. The Maker hereby acknowledges that this Note may be pledged by the Company to the Collateral Agent named below.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                        [NAME OF MAKER]

                                        By: ________________
                                        Name:
                                        Title:  Vice President

Pay to the Order of:
_______________________ , as Collateral Agent


[NAME OF COMPANY]

By: _______________
Name:
Title:  Vice President